As filed with the Securities and Exchange Commission on September 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STUBHUB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2082924
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

175 Greenwich Street. 59th Floor

New York, New York 10007

(Address of principal executive offices, including zip code)

2012 Restricted Stock Unit Plan

2015 Stock Option Plan

Amended and Restated 2022 Omnibus Incentive Plan

(Full title of the plans)

Eric H. Baker

Founder and Chief Executive Officer

StubHub Holdings, Inc.

175 Greenwich Street, 59th Floor

New York, New York 10007

(888) 977-5364

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael Benjamin Tad J. Freese Alison A. Haggerty Adam J. Gelardi Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 (212) 906-1200	Connie James Chief Financial Officer Mark Streams Chief Legal Officer StubHub Holdings, Inc. 175 Greenwich Street, 59th Floor New York, New York 10007 (888) 977-5364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock, par value $0.001 per share, of StubHub Holdings, Inc. (the “Registrant”) that constitute “restricted securities,” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), by certain stockholders that are current and former directors, officers, other employees and service providers of the Registrant (each, a “Selling Stockholder”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

STUBHUB HOLDINGS, INC.

3,225,151 Shares of Class A Common Stock

This prospectus relates to 3,225,151 shares (the “Shares”) of Class A common stock, par value $0.001 per share (“Class A common stock”), of StubHub Holdings, Inc. (“us,” “we,” or the “Registrant”), which may be offered from time to time by certain stockholders that are our current and former directors, officers, other employees and service providers (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to the settlement of restricted stock units (“RSUs”) and/or exercise of options, in each case, which were issued to the Selling Stockholders under the Registrant’s 2012 Restricted Stock Unit Plan (the “2012 Plan”), 2015 Stock Option Plan (the “2015 Plan”) and Amended and Restated 2022 Omnibus Incentive Plan, as amended (the “A&R 2022 Plan”).

The Selling Stockholders may sell the Shares described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this Registration Statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “STUB.” On September 17, 2025, the last sale price of our Class A common stock as reported on the NYSE was $22.00 per share.

The amount of Shares to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling the Shares, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act of 1933, as amended (the “Securities Act”).

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2025

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Shares. Our business, results of operations, financial condition and prospects may have changed since that date.

We own or otherwise have rights to the trademarks, service marks and copyrights, including those appearing in this prospectus, used in conjunction with the operation of our business. This prospectus includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks, copyrights and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names.

Unless the context otherwise requires, the terms “StubHub,” the “company,” “we,” “us,” and “our” in this prospectus refer to StubHub Holdings, Inc. and its consolidated subsidiaries.

THE COMPANY

Our Mission and Vision

Our mission is to be the global destination for consumers to access live events and experiences. We envision a future where all live event tickets are widely available to be conveniently purchased and every seat at every venue is filled.

Our Business

Our journey began in 2000 when our Founder and CEO, Eric Baker, co-founded StubHub, the first online marketplace for secondary tickets, with the commitment to bring liquidity, transparency and trust to an opaque and inefficient category. When StubHub started, secondary ticketing was a fragmented offline market, untouched by technology and data, with complicated problems to solve. To win in secondary ticketing, StubHub had to create a technology-enabled marketplace where tickets were sourced and priced dynamically and all types of live events could be supported.

Today, we believe we operate the largest global secondary ticketing marketplace for live events. We connect fans around the world with sellers who use our marketplace to reach passionate fans and price tickets efficiently. We operate our global ticketing marketplace through two brands: StubHub in North America and viagogo internationally.

Corporate Information

We were incorporated as Pugnacious Endeavors, Inc. in the State of Delaware on December 17, 2004 and launched operations as viagogo in 2006. On February 13, 2020, we acquired StubHub, and on September 8, 2021, we changed our name to StubHub Holdings, Inc. StubHub is currently operated through our wholly owned subsidiary StubHub, Inc., and today, StubHub Holdings is the combination of the viagogo and StubHub businesses. Our principal executive offices are located at 175 Greenwich Street, 59th Floor, New York, NY 10007. Our telephone number is (888) 977-5364 and our website address is www.stubhub.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated into this prospectus or to be part of this prospectus. You should not consider information contained on, or hyperlinked through, our website to be part of this prospectus in deciding whether to purchase shares of our Class A common stock.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our registration statement on Form S-1, as amended (File No. 333-286000), initially filed with the SEC on March 21, 2025 and declared effective on September 16, 2025, which is incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, financial condition and results of operations could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. These forward-looking statements reflect our current views with respect to, among other things, future events and our future business, financial condition and results of operations. These statements are often, but not always, made through the use of words or phrases such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will” and “would” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates and projections about our industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our ability to compete in the ticketing industry against current or future competitors;

•	our ability to maintain relationships with buyers and sellers, including individual sellers, professional sellers and content rights holders;

•	the demand for tickets on our platform or for live events in general;

•	our ability to continue to improve our platform and maintain and enhance our brands;

•	the impact of extraordinary events or adverse economic conditions on discretionary consumer and corporate spending or on the supply and demand of live events;

•	our ability to rely on third-party platforms to distribute our applications or host our ticketing platform;

•	our ability to expand the adoption of our platform for direct issuance and disrupt the legacy primary ticketing model;

•	our ability to expand into adjacent market opportunities across live entertainment and into additional live event and experience categories;

•	our expectations regarding the size, addressability and expected growth or contraction of our target market, as well as our beliefs as to the drivers of those changes;

•	our ability to comply with domestic regulatory regimes;

•	our ability to successfully defend against litigation;

•	the effects of seasonal trends on our results of operations;

•	our ability to maintain the integrity of our information systems and infrastructure, and to mitigate possible cybersecurity risks;

•	our ability to generate sufficient cash flows or raise additional capital necessary to fund our operations or service our debt, contractual commitments or obligations;

•	our ability to remediate material weaknesses in our internal controls over financial reporting;

•	our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates and rising inflation rates;

•	the increased expenses associated with being a public company; and

•	our ability to attract and retain a qualified management team and other team members while controlling our labor costs.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of September 6, 2025, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 3,225,151 shares of Class A common stock acquired by the Selling Stockholders upon the settlement of RSUs and exercise of options, in each case, which were issued to the Selling Stockholders pursuant to the 2012 Plan, the 2015 Plan and the A&R 2022 Plan. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities.

We have deemed shares of our Class A common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2025 or issuable pursuant to RSUs that are subject to vesting and settlement conditions that are expected to occur within 60 days of September 6, 2025 to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned as of September 6, 2025, subject to community property laws where applicable.

We have based the percentage ownership of our common stock before this offering on 343,073,283 shares of our Class A common stock and 24,750,000 shares of our Class B common stock, par value $0.001 per share, outstanding as of September 6, 2025, which, as if each had occurred as of September 6, 2025, gives effect to:

•

the automatic conversion of 20,000 shares of Series I redeemable preferred stock, 32,892 shares of Series J redeemable preferred stock, 24,025 shares of Series M redeemable preferred stock, 50,000 shares of Series N redeemable preferred stock and 254,893 shares of Series O redeemable preferred stock into an aggregate of 19,024,896 shares of our Class A common stock, which, in the case of the Series I redeemable preferred stock and Series J redeemable preferred stock, occurred immediately prior to the completion of our initial public offering on September 18, 2025 and, in the case of the Series M redeemable preferred stock, Series N redeemable preferred stock and Series O redeemable preferred stock, will occur 180 days following the completion of our initial public on September 18, 2025;

•	the issuance of 337,446 shares of Class A common stock issued upon completion of our initial public offering on September 18, 2025;

•

the termination of the contingent redemption feature upon the listing of our Class A common stock on the NYSE on September 17, 2025 and the related reclassification of all 1,543,825 shares of redeemable common stock outstanding as of June 30, 2025 into permanent Class A common stock;

•

the net issuance of 9,635,332 shares of our Class A common stock subject to RSUs outstanding as of June 30, 2025 under our 2012 Plan and our 2022 Omnibus Incentive Plan for which the service-based and performance-based vesting conditions, as applicable, were fully or partially satisfied as of June 30, 2025 and for which the performance-based vesting condition related to a liquidity event were satisfied in connection with the completion of initial public offering (based upon the initial public offering price of $23.50 per share and an assumed 45% tax withholding rate);

•	the effectiveness of our amended and restated certificate of incorporation and amended and restated bylaws on September 18, 2025; and

•

the issuance and sale of 34,042,553 shares of Class A common stock by us in our initial public offering on September 18, 2025 and no exercise by the underwriters of our initial public offering of their option to purchase up to 5,106,382 additional shares of Class A common stock from us.

Unless otherwise indicated, the business address of each such beneficial owner listed below is c/o StubHub Holdings, Inc., 175 Greenwich Street, 59th Floor, New York, New York 10007.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Shares	Percentage(3)	Shares	Shares	Percentage(3)
Named Selling Stockholders(3)	5,173,782	1.5%	3,209,588	1,964,194	*
Other Selling Stockholders(4)	15,563	*	15,563	—	—

*	Represents beneficial ownership of less than 1%.
(1)	Reflects shares of our Class A common stock offered under this prospectus.

(2)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(3)

Includes the following 137 named non-affiliate persons, each of whom holds at least 1,000 Shares: Abhi Jain, Adam Nassr, Adit Shetty, Adria Brossa Foraste, Aine Barry, Alex Wojno, Alexey Vasin, Ali Qajar, Allison Viverette, Amanda Phelan, Amarjit Gill, Anders Segerberg, Andrew Razman, Andrii Dorofieiev, Andy Zhu, Aneesh Bhansali, Angela Blue, Angela Zhao, Apoa Falby Clark, Ashling Lenane, Ayush Jain, Ben Brown, Benjamin Lazar, Benjamin Lehrburger, Bojun Yang, Bryson McCleary, Candy Fortescue, Casey Schneider, Chase Bennett, Chris Allen, Christopher Longobardo, Cian Callanan, Cynthia Lee, Dan Finnegan, Daniel Arteaga Obeso, Daniel Hernandez, Daniel Levy, Dave Huff, Denis Naughton, Edward Lautzenhiser, Elika Hashemi, Emily Lu, Enrique Carrillo, Giles Bodger, Greg Abovsky, Hao Bang Yang, Harpreet Singh, Heather James, Jad Intabli, James Holdsworth, James Wair, Jamie Law, Jared Farber, Jeremy Haddock, Jessica Finn, Jill Krimmel, Jim Chen, Jim Wright, Jimmy Sanders-Cannon, Johannes Russek, John Edmonds, John Joyce, John Marafino, Jordan White, Jordany Abreu, Joseph Storey, Joshua George, Kathryn Behunin, Kimberlee Hartmann, Kip Jensen, Kristina Pennetti, Kyle Johnson, L. Jay Cross, Larry Katz, Laura Dooley, Laurie Guigon, Lei Guo, Len Huang, Long Ly, Louis Ciadella, Maggie Yan, Manuela Suhner, Mar Tatum, Marina Adario, Marjorie Mira, Matt Drew, Matthew Fong, Matthew Peebles, Max Blaushild, Megan Rhodes, Melanie Delgado, Mengya You, Michael Hurley, Michael Russak, Morshed Khan, Mouna Chenfouri, Nick Tromboukis, Nikolai Avteniev, Oliver Hardt, Oliver Kagle, Oliver Li, Patryk Zdunczyk, Peter Vandivier, Pranav Avasarala, Qing Shen, Rachael Urrutia, Rachel Furash, Rajesh Patel, Rastsislau Matusevich, Robert Scuteri, Rohan Bhide, Rubia Ahmad, Ryan Pape, Sahana Belatur, Saiprasanna Ranganathan, Sanjay Khare, Sarmad Javed, Sergey Pustovit, Sharon Wu, Sheraka Kelley, Shi Shu, Shi Yin, Shiva Velichala, Stanley Shin, Steve Zhu, Steven Lowe, Sunny Kim, Talia Reyes-Ortiz, Ted Humpal, Timur Islamov, Todd Northcutt, Victor Sheung, Vivian Zhou, Wooju Lee, Yang Le, Zachary Einzig and Zhaoyi Luo. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are current and former directors, officers, other employees or service providers of the Registrant.

(4)

Includes 26 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1% of our common stock. Certain of these persons are former employees and service providers of the Registrant.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealers or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered, and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Latham & Watkins LLP, New York, New York.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the report which appears in the prospectus filed with the SEC on September 17, 2025, pursuant to Rule 424(b) relating to the Registration Statement on Form S-1 (No. 333-286000), for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in, and shall be deemed to be a part of, this prospectus:

(a)

The Registrant’s prospectus filed with the SEC on September 17, 2025, pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s registration statement on Form S-1, initially filed with the SEC on March 21, 2025 (File No. 333-286000), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)

The description of the Registrant’s Class A common stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-42846), filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on September 12, 2025, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our corporate website at www.stubhub.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to StubHub Holdings, Inc., 175 Greenwich Street, 59th Floor, New York, NY 10007, (888) 977-5364.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registration Information and Employee Plan Annual Information.*

*

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

The following documents filed by StubHub Holdings, Inc. with the SEC are incorporated by reference into this Registration Statement:

(a)

The Registrant’s prospectus filed with the SEC on September 17, 2025, pursuant to Rule 424(b) under the Securities Act, relating to Registrant’s registration statement on Form S-1, initially filed with the SEC on March 21, 2025 (File No. 333-286000), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed; and

(b)

The description of the Registrant’s Class A common stock set forth in the Registrant’s registration statement on Form 8-A (File No. 001-42846), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on September 12, 2025, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, the Registrant adopted provisions in its amended and restated certificate of incorporation and amended and restated bylaws, which became effective immediately prior to the completion of the Registrant’s initial public offering, that limit or eliminate the personal liability of its directors and officers for a breach of their fiduciary duty of care as a director or officer. The duty of care generally requires that, when acting on behalf of the corporation, directors and officers exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director or officer will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:

•	any breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director or officer derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws also authorize the Registrant to indemnify its officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant may indemnify its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, as amended, subject to limited exceptions;

•	the Registrant may advance expenses to its directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by applicable law, subject to limited exceptions; and

•	the rights provided in its amended and restated bylaws are not exclusive.

The Registrant’s amended and restated certificate of incorporation and its amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. The Registrant has entered into, and intends to continue to enter into, separate indemnification agreements with its directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require the Registrant, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. These indemnification agreements also generally require the Registrant to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant has purchased and currently intends to maintain insurance on behalf of each and every person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the Undertakings set forth in the response to Item 9 herein.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares being offered by this Form S-8 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-42846	3.1	September 18, 2025

4.2	Amended and Restated Bylaws of the Registrant	8-K	001-42846	3.2	September 18, 2025

4.3	Specimen Stock Certificate of the Registrant evidencing the shares of Class A common stock	S-1	333-286000	4.2	March 21, 2025

5.1*	Opinion of Latham & Watkins LLP					X

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

23.2*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm					X

24.1*	Power of Attorney (included on the signature page to this Registration Statement)					X

99.1	2012 Restricted Stock Unit Plan, as amended	S-1	333-286000	10.9	March 21, 2025

99.2	Form of Restricted Stock Unit Grant Notice and Agreement under 2012 Restricted Stock Unit Plan	S-1	333-286000	10.10	March 21, 2025

99.3	2015 Stock Option Plan	S-1	333-286000	10.11	March 21, 2025

99.4	Form of Stock Option Grant Notice under 2015 Stock Option Plan	S-1	333-286000	10.12	March 21, 2025

99.5	Amended and Restated 2022 Omnibus Incentive Plan	S-1/A	333-286000	10.13	September 8, 2025

99.6	Form of Stock Option Grant Notice and Agreement under Amended and Restated 2022 Omnibus Incentive Plan	S-1/A	333-286000	10.14	September 8, 2025

99.7	Form of Restricted Stock Unit Grant Notice and Agreement under Amended and Restated 2022 Omnibus Incentive Plan	S-8	333-290313	99.7	September 16, 2025

107*	Filing Fee Table					X

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement,

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement, relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 18, 2025.

STUBHUB HOLDINGS, INC.

By:	/s/ Eric H. Baker
Name: Eric H. Baker
Title: Founder and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of StubHub Holdings, Inc., hereby severally constitute and appoint Eric H. Baker, Connie James and Mark Streams, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Eric H. Baker Eric H. Baker	Founder, Chairman and Chief Executive Officer (Principal Executive Officer)	September 18, 2025

/s/ Connie James Connie James	Chief Financial Officer (Principal Financial Officer)	September 18, 2025

/s/ Scott Fitzgerald Scott Fitzgerald	Principal Accounting Officer	September 18, 2025

/s/ Mark Streams Mark Streams	Executive Vice Chairman, Chief Legal Officer and Director	September 18, 2025

/s/ Sameer Bhargava Sameer Bhargava	Director	September 18, 2025

/s/ Jeffrey Blackburn Jeffrey Blackburn	Director	September 18, 2025

/s/ Rajini Sundar Kodialam Rajini Sundar Kodialam	Director	September 18, 2025

/s/ Jeremy Levine Jeremy Levine	Director	September 18, 2025

/s/ Thomas A. Patterson Thomas A. Patterson	Director	September 18, 2025